Exhibit 99.2

Carvana Announces Record Second Quarter 2026 Results

Record 197k retail units drive industry-leading 38% YoY growth
Record Quarterly Q2 Net Income of $513 Million; industry-leading Net Income margin of 7.0%
Record Adjusted EBITDA of $769 Million; industry-leading 10.4% Adjusted EBITDA margin
Expects a sequential increase in retail units sold in Q3 and Adjusted EBITDA1 of $2.7 - $3.0 billion for the full year 2026

PHOENIX – (July 29, 2026) – Carvana (NYSE: CVNA), the leading e-commerce platform for buying and selling cars, today announced financial results for the quarter ended June 30, 2026. Carvana’s complete second quarter 2026 financial results and management commentary are available in the company’s shareholder letter on the quarterly results page of its Investor Relations website.
“Q2 2026 was Carvana's 10th consecutive quarter of industry-leading growth and profitability, and it was made possible by the foundations we laid in the 10 years prior,” said Ernie Garcia, Carvana founder and CEO. “We built an experience customers love, our model gets better as we get bigger, and our execution is the key driver of our progress from here. At Carvana's current run-rate scale of almost 800k retail units and over $2 billion Net income, we are still just 1.5% of the U.S. automotive market. Our opportunity is very clear, and we are more confident than ever in the path ahead.”

Q2 2026 Highlights
In Q2 2026, Carvana sold 197,325 retail units (+38% YoY) for total revenue of $7.376 billion (+52% YoY), both all-time quarterly records. This growth was paired with record Q2 profitability, including:
•Record Net Income of $513 million (+$205 million YoY)
•Record Adjusted EBITDA of $769 million (+$168 million YoY)
•Record GAAP Operating Income of $680 million (+$169 million YoY)

Outlook
Carvana's results in Q1 and Q2 position the company for a strong Q3 and Q4. Looking forward, Carvana expects the following as long as the environment remains stable:
•A sequential increase in retail units sold in Q3 compared to Q2, and
•Adjusted EBITDA1 of $2.7 - $3.0 billion for the full year 2026, an increase from $2.24 billion last year.

1 In order to clearly demonstrate our progress and highlight the most meaningful drivers within our business, we continue to use forecasted Non-GAAP financial measures, including forecasted Adjusted EBITDA. We have not provided a quantitative reconciliation of forecasted GAAP measures to forecasted Non-GAAP measures within this communication because we are unable, without making unreasonable efforts, to forecast fair value changes or calculate one-time or restructuring expenses. These items could materially affect the computation of forward-looking Net Income (loss). Forecasted results and future objectives may be impacted by factors outside Carvana’s control. See “Forward Looking Statements” herein.

Conference Call Details
Carvana will host a conference call today, July 29, 2026, at 5:30 p.m. ET (2:30 p.m. PT) to discuss financial results. To participate in the live call, analysts and investors should dial (800) 715-9871 or (646) 307-1963. A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at investors.carvana.com. Following the webcast, an archived version will also be available on the Investor Relations section of the company’s website. A telephonic replay of the conference call will be available until August 5, 2026, by dialing (800) 770-2030 and entering passcode 3609424#.
Forward Looking Statements
This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Carvana’s current expectations and projections with respect to, among other things, its financial condition, results of operations, plans, objectives, strategy, future performance, and business. These statements may be preceded by, followed by or include the words "aim," "anticipate," "believe," "can," "could," "estimate," "expect," "forecast," "goal," "intend," "likely," "may," "opportunity," "outlook," "plan," "position," "potential," "project," "projection," "seek," "should," "will," "would," the negatives thereof and other words and terms of similar meaning.
Forward-looking statements include all statements that are not historical facts, including expectations regarding our future financial performance; scale; customer experiences; forecasted results, including forecasted Adjusted EBITDA and forecasted retail units sold; the composition of and trends in Total GPU, including Retail GPU and Other GPU, and our use of retail pricing and customer-facing interest rate levers; operational and efficiency initiatives and gains; our strategy; potential infrastructure capacity utilization, integration, buildouts, and potential benefits therefrom; efficiency gains and opportunities to improve our results, including opportunities to increase our margins and reduce our expenses, trends or expectations regarding inventory, expected customer patterns and demand; expectations on anticipated timing of increased production output; potential benefits from and expectations regarding new technology, including the use of artificial intelligence; anticipated benefits of integrations, including relating to ADESA; our long-term financial goals; unexpected macroeconomic conditions, including geopolitical, trade, and regulatory uncertainty and commodity prices; and growth opportunities. Such forward-looking statements are subject to various risks and uncertainties.

Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Among these factors are risks related to: the larger automotive ecosystem, including consumer demand, global supply chain challenges, and other macroeconomic issues, including the effects of tariffs and other trade restrictions, fuel and energy costs, and the conflict in Iran on our business and industry; our ability to effectively manage our rapid growth; the changes in prices of new and used vehicles; changes in laws, regulations, and industry practices applicable to the sale, financing, and advertising of new and used vehicles, including recent FTC rulemaking; our ability to utilize our available infrastructure capacity, build out reconditioning facilities, and realize the expected benefits therefrom, including increased margins and lower expenses; the benefits from our initiatives relating to ADESA; our ability to scale up our business; our ability to raise additional capital and our substantial indebtedness; our ability to maintain customer service quality and reputational integrity and enhance our brand; the seasonal and other fluctuations in our quarterly and annual operating results; our relationship with DriveTime and its affiliates; the highly competitive industry in which we participate, which among other consequences, could impact our long-term growth opportunities; our ability to acquire and expeditiously sell desirable inventory; our ability to grow complementary product and service offerings; our use of artificial intelligence technology; and the other risks identified under the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. Carvana does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise.
Use of Non-GAAP Financial Measures
To supplement the consolidated financial measures, which are prepared and presented in accordance with GAAP, we also refer to the following non-GAAP measures in this press release: Adjusted EBITDA and Adjusted EBITDA Margin.
Adjusted EBITDA is defined as net income plus (minus) income tax provision, interest expense, net, other operating expense, net, other expense (income), net, depreciation and amortization expense in cost of sales and SG&A expenses, share-based compensation expense in cost of sales and SG&A expenses, and loss on debt extinguishment, minus revenue related to our Warrants. Adjusted EBITDA margin is Adjusted EBITDA as a percentage of total revenues.
We believe that these metrics are useful measures to us and to our investors because they exclude certain financial, capital structure, and non-cash items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations, in part because they may vary widely across time and within our industry independent of the performance of our core operations. We believe that excluding these items enables us to more effectively evaluate our performance period-over-period and relative to our competitors.

	Three Months Ended June 30,
(dollars in millions)	2025	2026
Net income	$308	$513
Income tax provision	—	66
Interest expense, net	143	101
Other expense, net	60	—
Operating income	$511	$680
Other operating expense, net	2	—
Depreciation and amortization expense in cost of sales	27	27
Depreciation and amortization expense in SG&A expenses	41	42
Share-based compensation expense in cost of sales	1	1
Share-based compensation expense in SG&A expenses	25	25
Warrant revenue	(6)	(6)
Adjusted EBITDA	$601	$769

Total revenues	$4,840	$7,376
Net income margin	6.4%	7.0%
Adjusted EBITDA margin	12.4%	10.4%

About Carvana (NYSE: CVNA)
Carvana’s mission is to change the way people buy and sell cars. Since launching in 2013, more than 4 million customers have chosen Carvana's leading automotive e-commerce experience to shop, sell, finance, and trade in vehicles entirely online, with the convenience of delivery or local pickup as soon as the same day. Carvana’s unique offering is powered by its passionate team, differentiated national infrastructure, and purpose-built technology.
For more information, please visit Carvana.com.

Investors:
Carvana
Mike McKeever
investors@carvana.com

or

Media:
Carvana
press@carvana.com